                                                  ACCOUNTING FIRM

The Board of Trustees of
Oppenheimer Capital Appreciation Fund:

     We consent to the use in this Registration Statement of Oppenheimer Capital
Appreciation  Fund,  of our report  dated  October  16,  2006,  included  in the
Statement  of  Additional  Information,  which  is  part  of  such  Registration
Statement,  and to the  references  to our firm  under the  headings  "Financial
Highlights" appearing in the Prospectus, which is also part of such Registration
Statement and "Independent  Registered  Public Accounting Firm" appearing in the
Statement of Additional Information.

                                            KPMG LLP

                                            /s/ KPMG LLP

Denver, Colorado
October 19, 2006